Exhibit 10.1

AMENDMENT NUMBER ONE

TO

THE COLONIAL BANCGROUP, INC. 401(K) PLAN

Pursuant to Article XIII, § 13.1 of The Colonial BancGroup, Inc. 401(k) Plan (the “Plan), the Plan is hereby amended, effective as provided herein, as follows:

1. Article III, Section 3.2—Effective April 1, 2009 the following should be added to the end thereof:

Notwithstanding anything above to the contrary, effective April 1, 2009, the Participating Company shall suspend making Matching Contributions on all Before-Tax Contributions and Catch-Up Contributions.

In addition, effective April 1, 2009, the Matching Contributions will be discretionary and the rate of the discretionary Matching Contributions shall be determined each year by the Administrative Committee.

2. All of the other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment Number One to be executed on this 5th day of March, 2009 by its duly authorized officers, effective as provided herein.

THE COLONIAL BANCGROUP, INC.

By:	/s/ Patti G. Hill

Its:	Senior Executive Vice President

and Chief Operating Officer

ATTEST:

By:	/s/ David B. Byrne, Jr.

Its:	Executive Vice President

General Counsel and

Corporate Secretary
(SEAL)